SLM Student Loan Trust 2005-2 Quarterly Servicing Report
Report Date: 06/30/2005 Reporting Period: 4/01/05-6/30/05

I. Deal Parameters

	Student Loan Portfolio Characteristics		03/31/2005	Activity	06/30/2005

A	i	Portfolio Balance	$1,917,450,661.88	($177,299,073.55)	$1,740,151,588.33
	ii	Interest to be Capitalized	21,542,887.10		20,789,537.39

	iii	Total Pool	$1,938,993,548.98		$1,760,941,125.72

	iv	Specified Reserve Account Balance	4,847,483.87		4,402,352.81
	vi	Total Adjusted Pool	$1,943,841,032.85		$1,765,343,478.53

B	i	Weighted Average Coupon (WAC)	3.169%		3.174%
	ii	Weighted Average Remaining Term	122.87		120.11
	iii	Number of Loans	611,223		569,804
	iv	Number of Borrowers	292,453		275,587
	v	Aggregate Outstanding Principal Balance — T-Bill	$185,091,338.49		$163,434,391.38
	vi	Aggregate Outstanding Principal Balance — Commercial Paper	$1,753,902,210.49		$1,597,506,734.34

						% of		% of
	Notes			Spread	Balance 4/25/05	O/S Securities	Balance 7/25/05	O/S Securities

C	i	A-1 Notes	78442GNR3	-0.020%	$386,091,547.15	19.689%	$210,355,296.11	11.783%
	ii	A-2 Notes	78442GNS1	0.010%	603,000,000.00	30.750%	603,000,000.00	33.777%
	iii	A-3 Notes	78442GNT9	0.040%	321,000,000.00	16.370%	321,000,000.00	17.981%
	iv	A-4 Notes	78442GNU6	0.080%	388,000,000.00	19.786%	388,000,000.00	21.734%
	v	A-5 Notes	78442GNV4	0.090%	202,111,000.00	10.307%	202,111,000.00	11.321%
	vi	B Notes	78442GNW2	0.170%	60,746,000.00	3.098%	60,746,000.00	3.403%

	vii	Total Notes			$1,960,948,547.15	100.000%	$1,785,212,296.11	100.000%

	Reserve Account		04/25/2005	07/25/2005

D	i	Required Reserve Acct Deposit (%)	0.25%	0.25%
	ii	Reserve Acct Initial Deposit ($)
	iii	Specified Reserve Acct Balance ($)	$4,847,483.87	$4,402,352.81
	iv	Reserve Account Floor Balance ($)	$2,004,809.00	$2,004,809.00
	v	Current Reserve Acct Balance ($)	$4,847,483.87	$4,402,352.81

	Asset/Liability		04/25/2005	07/25/2005

E	i	Total Adjusted Pool	$1,943,841,032.85	$1,765,343,478.53
	ii	Total Outstanding Balance Notes	$1,960,948,547.15	$1,785,212,296.11
	iii	Difference	$(17,107,514.30)	$(19,868,817.58)
	iv	Parity Ratio	0.99128	0.98887

II. 2005-2 Transactions from: 04/01/2005 through: 06/30/2005

A	Student Loan Principal Activity
	i	Regular Principal Collections	$180,374,955.79
	ii	Principal Collections from Guarantor	1,419,835.93
	iii	Principal Reimbursements	739,825.51
	iv	Other System Adjustments	0.00

	v	Total Principal Collections	$182,534,617.23

B	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,972.74
	ii	Capitalized Interest	(5,263,516.42)

	iii	Total Non-Cash Principal Activity	$(5,235,543.68)

C	Student Loan Principal Purchases		$—

D	Total Student Loan Principal Activity		$177,299,073.55

E	Student Loan Interest Activity
	i	Regular Interest Collections	$5,560,846.70
	ii	Interest Claims Received from Guarantors	18,916.96
	iii	Collection Fees/Returned Items	50,532.45
	iv	Late Fee Reimbursements	262,343.97
	v	Interest Reimbursements	17,034.97
	vi	Other System Adjustments	0.00
	vii	Special Allowance Payments	3,939,187.03
	viii	Subsidy Payments	2,104,709.10

	ix	Total Interest Collections	$11,953,571.18

F	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(352.07)
	ii	Capitalized Interest	5,263,516.42

	iii	Total Non-Cash Interest Adjustments	$5,263,164.35

G	Student Loan Interest Purchases		$—

H	Total Student Loan Interest Activity		$17,216,735.53

I	Non-Reimbursable Losses During Collection Period		$—

J	Cumulative Non-Reimbursable Losses to Date		$1,116.05

III. 2005-2 Collection Account Activity 04/01/2005 through 06/30/2005

A	Principal Collections
	i	Principal Payments Received	$22,121,815.91
	ii	Consolidation Principal Payments	159,672,975.81
	iii	Reimbursements by Seller	60,634.32
	iv	Borrower Benefits Reimbursements	101,956.51
	v	Reimbursements by Servicer	159.42
	vi	Re-purchased Principal	577,075.26

	vii	Total Principal Collections	$182,534,617.23

B	Interest Collections
	i	Interest Payments Received	$9,866,908.65
	ii	Consolidation Interest Payments	1,756,751.14
	iii	Reimbursements by Seller	(52.59)
	iv	Borrower Benefits Reimbursements	0.00
	v	Reimbursements by Servicer	11,226.20
	vi	Re-purchased Interest	5,861.36
	vii	Collection Fees/Return Items	50,532.45
	viii	Late Fees	262,343.97

	ix	Total Interest Collections	$11,953,571.18

C	Other Reimbursements		$181,602.85

D	Reserves in Excess of the Requirement		$445,131.06

E	Administrator Account Investment Income		$0.00

F	Investment Earnings for Period in Trust Accounts		$702,976.18

G	Funds borrowed during previous distribution		$0.00

H	Funds borrowed from subsequent distribution		$0.00

I	Excess Transferred from Supplemental Loan Purchase Account		$0.00

J	Initial Deposits into Collection Account		$—

K	TOTAL AVAILABLE FUNDS		$195,817,898.50
	LESS FUNDS PREVIOUSLY REMITTED:
		Servicing Fees	$(2,842,341.18)

L	NET AVAILABLE FUNDS		$192,975,557.32

M	Servicing Fees Due for Current Period		$1,373,835.76

N	Carryover Servicing Fees Due		$0.00

O	Administration Fees Due		$20,000.00

	Total Fees Due for Period		$1,393,835.76

IV. 2005-2 Portfolio Characteristics

	Weighted Avg Coupon		# of Loans		% *		Principal Amount		% *
STATUS	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005	03/31/2005	06/30/2005
INTERIM:
In School
Current	2.775%	2.776%	237,378	151,339	38.837%	26.560%	$827,730,831.87	$485,694,128.10	43.168%	27.911%

Grace
Current	2.776%	2.773%	43,990	77,413	7.197%	13.586%	140,051,259.98	278,246,847.57	7.304%	15.990%

TOTAL INTERIM	2.775%	2.775%	281,368	228,752	46.034%	40.146%	$967,782,091.85	$763,940,975.67	50.472%	43.901%
REPAYMENT
Active
Current	3.731%	3.688%	167,512	166,307	27.406%	29.187%	$470,892,084.27	$453,428,167.63	24.558%	26.057%
31-60 Days Delinquent	3.705%	3.685%	14,512	13,199	2.374%	2.316%	39,373,433.93	35,935,792.48	2.053%	2.065%
61-90 Days Delinquent	3.528%	3.710%	17,068	8,344	2.792%	1.464%	44,612,342.24	22,295,245.25	2.327%	1.281%
91-120 Days Delinquent	3.463%	3.588%	15,974	9,065	2.613%	1.591%	44,289,817.10	22,253,030.43	2.310%	1.279%
> 120 Days Delinquent	3.593%	3.536%	19,966	34,302	3.267%	6.020%	48,692,797.92	83,951,494.62	2.539%	4.824%

Deferment
Current	2.996%	2.895%	47,706	63,583	7.805%	11.159%	145,947,632.53	215,509,962.47	7.612%	12.385%

Forbearance
Current	3.630%	3.606%	46,908	45,565	7.674%	7.997%	155,160,524.37	140,967,181.99	8.092%	8.101%

TOTAL REPAYMENT	3.571%	3.486%	329,646	340,365	53.932%	59.734%	$948,968,632.36	$974,340,874.87	49.490%	55.992%
Claims in Process (1)	3.911%	3.809%	209	686	0.034%	0.120%	$699,937.67	$1,864,351.01	0.037%	0.107%
Aged Claims Rejected (2)	0.000%	3.370%	0	1	0.000%	0.000%	$0.00	$5,386.78	0.000%	0.000%
GRAND TOTAL	3.169%	3.174%	611,223	569,804	100.000%	100.000%	$1,917,450,661.88	$1,740,151,588.33	100.000%	100.000%

(1) Claims filed and unpaid; includes claims rejected aged less than 6 months.

(2) Claims rejected (subject to cure) aged 6 months or more; also includes claims deemed incurable pending repurchase.
*     Percentages may not total 100% due to rounding.
**     In School/Grace data revised 05/12/05.

V. 2005-2 Portfolio Characteristics by School and Program

LOAN TYPE	WAC	# Loans	$ Amount	%

- GSL - Subsidized	3.170%	330,029	$898,521,809.93	51.635%
- GSL - Unsubsidized	3.015%	220,705	746,123,714.39	42.877%
- PLUS Loans	4.420%	19,070	95,506,064.01	5.488%
- SLS Loans	0.000%	0	0.00	0.000%

- Total	3.174%	569,804	$1,740,151,588.33	100.000%

SCHOOL TYPE	WAC	# Loans	$ Amount	%

- Four Year	3.141%	415,651	$1,387,576,211.60	79.739%
- Two Year	3.218%	101,403	228,707,996.03	13.143%
- Technical	3.465%	52,743	123,857,008.18	7.118%
- Other	3.112%	7	10,372.52	0.001%

- Total	3.174%	569,804	$1,740,151,588.33	100.000%

*     Percentages may not total 100% due to rounding.

VI. 2005-2 Interest Accruals

A	Borrower Interest Accrued During Collection Period	10,488,230.39
B	Interest Subsidy Payments Accrued During Collection Period	3,990,335.59
C	SAP Payments Accrued During Collection Period	9,421,426.87
D	INV Earnings Accrued for Collection Period (TRUST ACCOUNTS)	702,976.18
E	Investment Earnings (ADMINISTRATOR ACCOUNTS)	0.00

F	Net Expected Interest Collections	$24,602,969.03

VII. 2005-2 Accrued Interest Factors

		Accrued
		Int Factor	Accrual Period	Rate
A	Class A-1 Interest Rate	0.007938815	4/25/05-7/25/05	3.14063%
B	Class A-2 Interest Rate	0.008014648	4/25/05-7/25/05	3.17063%
C	Class A-3 Interest Rate	0.008090481	4/25/05-7/25/05	3.20063%
D	Class A-4 Interest Rate	0.008191593	4/25/05-7/25/05	3.24063%
E	Class A-5 Interest Rate	0.008216870	4/25/05-7/25/05	3.25063%
F	Class B Interest Rate	0.008419093	4/25/05-7/25/05	3.33063%

VIII. 2005-2 Inputs From Prior Period 3/31/05

A	Total Student Loan Pool Outstanding
	i	Portfolio Balance	$1,917,450,661.88
	ii	Interest To Be Capitalized	21,542,887.10

	iii	Total Pool	$1,938,993,548.98
	iv	Specified Reserve Account Balance	4,847,483.87

	vi	Total Adjusted Pool	$1,943,841,032.85

B	Total Note and Certificate Factor		0.968438041
C	Total Note Balance		$1,960,948,547.15

D	Note Balance 04/25/2005		Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B

	i	Current Factor	0.857981216	1.000000000	1.000000000	1.000000000	1.000000000	1.000000000
	ii	Expected Note Balance	$386,091,547.15	$603,000,000.00	$321,000,000.00	$388,000,000.00	$202,111,000.00	$60,746,000.00
	iii	Note Principal Shortfall	$17,107,514.30	$0.00	$0.00	$0.00	$0.00	$0.00
	iv	Interest Shortfall	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00
	v	Interest Carryover	$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

E	Reserve Account Balance		$4,847,483.87
F	Unpaid Primary Servicing Fees from Prior Month(s)		$0.00
G	Unpaid Administration fees from Prior Quarter(s)		$0.00
H	Unpaid Carryover Servicing Fees from Prior Quarter(s)		$0.00
I	Interest Due on Unpaid Carryover Servicing Fees		$0.00

IX. 2005-2 Waterfall for Distributions

				Remaining
				Funds Balance
A	Total Available Funds ( Section III-L )		$192,975,557.32	$192,975,557.32

B	Primary Servicing Fees-Current Month		$1,373,835.76	$191,601,721.56

C	Administration Fee		$20,000.00	$191,581,721.56

D	Class A Noteholders’ Interest Distribution Amounts
	i	Class A-1	$3,065,109.26	$188,516,612.30
	ii	Class A-2	$4,832,832.78	$183,683,779.52
	iii	Class A-3	$2,597,044.53	$181,086,734.99
	iv	Class A-4	$3,178,337.89	$177,908,397.10
	v	Class A-5	$1,660,719.87	$176,247,677.23

	vi	Total Class A Interest Distribution	$15,334,044.33

E	Class B Noteholders’ Interest Distribution Amount		$511,426.19	$175,736,251.04

F	i	Class A-1	$175,736,251.04	$0.00
	ii	Class A-2	$0.00	$0.00
	iii	Class A-3	$0.00	$0.00
	iv	Class A-4	$0.00	$0.00
	v	Class A-5	$0.00	$0.00

	vi	Total Class A Principal Distribution	$175,736,251.04

G	Class B Noteholders’ Principal Distribution Amount		$0.00	$0.00

H	Increase to the Specified Reserve Account Balance		$0.00	$0.00

I	Carryover Servicing Fees		$0.00	$0.00

J	Excess to Certificateholder		$0.00	$0.00

X. 2005-2 Distributions and Account Reconciliations

A	Distribution Amounts				Class A-1	Class A-2	Class A-3	Class A-4	Class A-5	Class B
	i	Quarterly Interest Due			$3,065,109.26	$4,832,832.78	$2,597,044.53	$3,178,337.89	$1,660,719.87	$511,426.19
	ii	Quarterly Interest Paid			3,065,109.26	4,832,832.78	2,597,044.53	3,178,337.89	1,660,719.87	511,426.19

	iii	Interest Shortfall			$0.00	$0.00	$0.00	$0.00	$0.00	$0.00

	vii	Quarterly Principal Due			$195,605,068.62	$0.00	$0.00	$0.00	$0.00	$0.00
	viii	Quarterly Principal Paid			175,736,251.04	0.00	0.00	0.00	0.00	0.00

	ix	Quarterly Principal Shortfall			$19,868,817.58	$0.00	$0.00	$0.00	$0.00	$0.00

	x	Total Distribution Amount			$178,801,360.30	$4,832,832.78	$2,597,044.53	$3,178,337.89	$1,660,719.87	$511,426.19

B	Principal Distribution Reconciliation
	i	Notes Outstanding Principal Balance 6/30/05			$1,960,948,547.15
	ii	Adjusted Pool Balance 6/30/05			1,765,343,478.53

	iii	Adjusted Pool Exceeding Notes Balance (i-ii)			$195,605,068.62

	iv	Adjusted Pool Balance 3/31/05			$1,943,841,032.85
	v	Adjusted Pool Balance 6/30/05			1,765,343,478.53

	vi	Current Principal Due (iv-v)			$178,497,554.32
	vii	Principal Shortfall from Prior Period			17,107,514.30

	viii	Principal Distribution Amount (vi + vii)			$195,605,068.62

	ix	Principal Distribution Amount Paid			$175,736,251.04

	x	Principal Shortfall (viii - ix)			$19,868,817.58

C		Total Principal Distribution			$175,736,251.04
D		Total Interest Distribution			15,845,470.52

E		Total Cash Distributions			$191,581,721.56

F	Note Balances			04/25/2005	Paydown Factor	07/25/2005
	i	A-1 Note Balance	78442GNR3	$386,091,547.15		$210,355,296.11
		A-1 Note Pool Factor		0.857981216	(0.390525002)	0.467456214

	ii	A-2 Note Balance	78442GNS1	$603,000,000.00		$603,000,000.00
		A-2 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iii	A-3 Note Balance	78442GNT9	$321,000,000.00		$321,000,000.00
		A-3 Note Pool Factor		1.000000000	0.000000000	1.000000000

	iv	A-4 Note Balance	78442GNU6	$388,000,000.00		$388,000,000.00
		A-4 Note Pool Factor		1.000000000	0.000000000	1.000000000

	v	A-5 Note Balance	78442GNV4	$202,111,000.00		$202,111,000.00
		A-5 Note Pool Factor		1.0000000000	0.000000000	1.0000000000

	vi	B Note Balance	78442GNW2	$60,746,000.00		$60,746,000.00
		B Note Pool Factor		1.000000000	0.000000000	1.000000000

G	Account Reconciliations

	Reserve Account
	i	Beginning of Period Balance			$4,847,483.87
	ii	Deposits to correct Shortfall			$0.00
	iii	Total Reserve Account Balance Available			$4,847,483.87
	iv	Required Reserve Account Balance			$4,402,352.81

	v	Shortfall Carried to Next Period			$0.00
	vi	Excess Reserve — Release to Waterfall			$445,131.06
	vii	Ending Reserve Account Balance			$4,402,352.81

	Supplemental Loan Purchase Account
	i	Beginning Balance			$0.00
	ii	Deposits			$0.00
	iii	Supplemental Loan Purchases			$0.00
	iv	Transfers to Collection Account			$0.00

	v	Ending Balance			$0.00

XI. 2005-2 Historical Pool Information

			4/01/05-6/30/05	2/15/05-3/31/05

Beginning Student Loan Portfolio Balance			$1,917,450,661.88	$1,954,517,926.44

	Student Loan Principal Activity
	i	Regular Principal Collections	$180,374,955.79	$68,200,502.14
	ii	Principal Collections from Guarantor	1,419,835.93	$204,362.37
	iii	Principal Reimbursements	739,825.51	$358,394.19
	iv	Other System Adjustments	0.00	$0.00

	v	Total Principal Collections	$182,534,617.23	$68,763,258.70
	Student Loan Non-Cash Principal Activity
	i	Other Adjustments	$27,972.74	$35,510.43
	ii	Capitalized Interest	(5,263,516.42)	$(1,279,020.93)

	iii	Total Non-Cash Principal Activity	$(5,235,543.68)	$(1,243,510.50)

	Student Loan Principal Purchases		$—	$(30,452,483.64)

(-)	Total Student Loan Principal Activity		$177,299,073.55	$37,067,264.56

	Student Loan Interest Activity
	i	Regular Interest Collections	$5,560,846.70	$2,377,445.42
	ii	Interest Claims Received from Guarantors	18,916.96	$1,130.92
	iii	Collection Fees/Returned Items	50,532.45	$21,456.78
	iv	Late Fee Reimbursements	262,343.97	$139,473.44
	v	Interest Reimbursements	17,034.97	$5,115.59
	vi	Other System Adjustments	0.00	$0.00
	vii	Special Allowance Payments	3,939,187.03	$0.00
	viii	Subsidy Payments	2,104,709.10	$0.00

	ix	Total Interest Collections	$11,953,571.18	$2,544,622.15

	Student Loan Non-Cash Interest Activity
	i	Interest Accrual Adjustment	$(352.07)	$(2,185.38)
	ii	Capitalized Interest	5,263,516.42	$1,279,020.93

	iii	Total Non-Cash Interest Adjustments	$5,263,164.35	$1,276,835.55

	Student Loan Interest Purchases		$—	$(255,384.18)

	Total Student Loan Interest Activity		$17,216,735.53	$3,566,073.52

(=)	Ending Student Loan Portfolio Balance		$1,740,151,588.33	$1,917,450,661.88
(+)	Interest to be Capitalized		$20,789,537.39	$21,542,887.10

(=)	TOTAL POOL		$1,760,941,125.72	$1,938,993,548.98

(+)	Reserve Account Balance		$4,402,352.81	$4,847,483.87

(=)	Total Adjusted Pool		$1,765,343,478.53	$1,943,841,032.85

XII. 2005-2 Payment History and CPRs

Distribution	Actual	Since Issued
Date	Pool Balances	CPR *

Apr-05	$1,938,993,549	10.37%

Jul-05	$1,760,941,126	20.49%

* “Since Issued CPR” is based on the current period’s ending pool balance calculated against the original pool balance and assuming cutoff date pool data.